EXHIBIT (10)



                          ROHM AND HAAS COMPANY
                        NON-QUALIFIED SAVINGS PLAN



                                ARTICLE  I

                               INTRODUCTION
                               ------------

    1.1 This is the Rohm and Haas Company Non-Qualified Savings Plan (the "Plan"), adopted by the Company effective as of January 1, 1997.


                                ARTICLE II

                                 PURPOSE
                                 -------

    2.1 The purpose of the Plan is to provide additional retirement savings benefits beyond the otherwise determined savings benefits provided by the Rohm and Haas Company Employee Stock Ownership and Savings Plan (the Savings Plan") for a select group of management and highly compensated employees of the Company whose pre-retirement income involves significant performance related award payments.

    In addition, to the extent not provided for in the preceding paragraph, the Plan also provides additional savings benefits for eligible employees of the Company whose otherwise determined savings benefits from the Savings Plan are limited by Section 415 or Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.


                               ARTICLE III

                               DEFINITIONS
                               -----------

    The terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

    3.1 "Account" means a Participant's account under the Plan including the following subaccounts:

         3.1.1 "Matching Account" shall mean that portion of the account maintained for a Participant to record the number of Deferred Stock Shares representing the Company's matching contributions as described in Section 6.2.

         3.1.2 "Tax-Deferred Account" shall mean that portion of the account maintained for a Participant to record notional amounts of before-tax contributions as described in Section 6.1.

    3.2 "Administrative Committee" means the Rohm and Haas Benefits Administrative Committee. The duties of Administrative Committee are defined in Article XIII. The Company


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has designated the Administrative Committee to be the named fiduciary of the Plan for administrative matters as outlined in the Plan.

    3.3 "Affiliated Company" means Rohm and Haas Company and:

         3.3.1 each entity in a controlled group of corporations or, trades or businesses as determined under Section 414(b) or Section 414(c) of the Code;

         3.3.2 each entity in an affiliated service group as determined under Section 414(m) of the Code; or

         3.3.3 any other organization required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

    3.4 "Annual Performance Award Program" means the Company's performance award program as in effect on January 1, 1992, and as may be amended from time to time.

    3.5 "Base Pay" shall mean compensation while a Participant of the Plan. Base Pay shall include accident and sickness pay, basic disability pay, extended disability pay, vacation pay, holiday pay, jury duty pay, bereavement pay and salary reductions under a Company-sponsored section 401(k) or section 125 plan, but shall exclude for all Employees any Workers' Compensation payments, long-term disability payments, overtime, commissions or bonuses.

    3.6 "Beneficiary" means the person, trust or institution designated to receive benefits in accordance with Article XII. The Beneficiary of a Participant who has not effectively designated a beneficiary shall be the Participant's estate.

    3.7 "Board of Directors" means the Board of Directors of the Rohm and Haas Company.

    3.8 "Code" means the Internal Revenue Code of 1986, as amended.

    3.9 "Company" means Rohm and Haas Company and such of its Affiliated Companies as may be designated from time to time by its Board of Directors and as may adopt the Plan.

    3.10 "Deferred Stock Share" means a book-entry unit representing the right to acquire one share of Rohm and Haas Company common stock. The number of Deferred Stock Shares shall be adjusted to reflect stock dividends, stock splits, combinations of shares, and any other change in the corporate capital structure of Rohm and Haas Company including reorganization, recapitalization, merger and consolidation.

    3.11 "Effective Date" means January 1, 1997.

    3.12 "Employee" means any salaried employee of the Company who is employed on a regular full-time basis.

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    3.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued pursuant thereto.

    3.14 "Fair Market Value" means, on any given date, the average of the high and low prices of Rohm and Haas Company common stock on the New York Stock Exchange composite transaction quotations for the immediately preceding trading day.

    3.15 "Income" shall mean all earnings on investments, as well as all realized and unrealized increases and decreases in the value of the securities held.

    3.16 "Investment Adviser" shall mean the adviser or advisers appointed from time to time by the Investment Committee to supervise and manage the investment and reinvestment of the Equity and the Bond Funds. Any such adviser must be (i) registered as such under the Investment Adviser's Act of 1940; or (ii) a bank (as defined in such Act); and (iii) must acknowledge in writing that it is a fiduciary with respect to the Plan.

    3.17 "Investment Committee" means the Rohm and Haas Benefits Investment Committee. The duties of the Investment Committee are defined in Article
XIII. The Company has designated this Committee to be the named fiduciary of the Plan for financial matters as outlined in the Plan.

    3.18 "Participant" means any Employee eligible to receive benefits under Article IV.

    3.19 "Plan" means the Rohm and Haas Company Non-Qualified Savings Plan, as amended from time to time.

    3.20 "Plan Year" means the calendar year.

    3.21 "Retirement" means a Participant's termination of employment at either his normal or early retirement date. A Participant's normal retirement date under the Plan is the last day of the month in which the Participant's 65th birthday occurs. A Participant's early retirement date under the Plan may be the last day of any month during the 10-year period immediately preceding the Participant's normal retirement date.

    3.22 "Savings Funds" shall mean the five separate funds designated by the Company for tracking of the Trust Fund's Investment Performance, as follows:

         3.22.1 Bond Fund - a fund invested in securities or other obligations of the United States Government, including its agencies, instrumentalities and corporations, and in bonds and other debt obligations of industrial corporations which seeks to parallel the investment performance of the Lehman Brothers Aggregate Bond Index.

         3.22.2 Fixed Income Fund - a fund established by an agreement with one or more insurance companies or other financial institutions under which the insurance company or financial institution guarantees no loss of principal and a fixed minimum rate of investment return for a specified period of time.

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         3.22.3 International Stock Fund - a fund which seeks to parallel the investment performance of the Morgan Stanley Capital International Europe, Australia and Far East Stock Index.

         3.22.4 Large Company Fund - a fund invested in the 500 publicly traded stocks in the Standard & Poor's 500 Composite Stock Price Index.

         3.22.5 Small Company Stock Fund - a fund invested in common stock which seeks to parallel the investment performance of the Wilshire 4500 Stock Index. The investment performance of the Savings Funds shall be used as a device against which the investment performance of the Trust Fund shall be measured. The Trustees shall attempt in investing the Trust Fund to equal or exceed the investment performance of the Savings Funds, although the actual performance of the Trust Fund may be less than or greater than the Savings Funds. The Trustees are not obligated to invest the Trust Fund in the Savings Funds. Participants' Accounts shall, therefore, to the extent possible, track the investment performance of the Savings Funds.

    3.23 "Savings Plan" means the Rohm and Haas Company Employee Stock Ownership and Savings Plan, as amended from time to time.

    3.24 "Trust Fund" means the aggregate of all Participant contributions credited to the grantor trust established by the Company pursuant to
Section 671 of the Code.

    3.25 "Valuation Date" means the last business day of each month, and such other dates as the Administrative Committee may designate, on which a valuation of all assets and liabilities is to be made pursuant to Section 8.3.


                                ARTICLE IV

                               ELIGIBILITY
                               -----------

    Each Employee of the Company is eligible to become a Participant in the Plan if:

    4.1 the Employee is eligible to participate in the Company's Annual Performance Award Program; and

    4.2 the Employee has been classified as an exempt level 14 or above Employee for at least one month during the calendar year immediately preceding the year in which the Employee's election to participate will be effective.


                                ARTICLE V

                          EMPLOYEE PARTICIPATION
                          ----------------------

    5.1 Enrollment

         5.1.1 An eligible Employee may become a Participant of the Plan by entering into a salary reduction agreement in accordance with Section
    5.3 and any additional procedures prescribed by the Administrative
    Committee.

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         5.1.2 The Employee may also designate a Beneficiary or
    Beneficiaries, independent of any beneficiary designation under the Savings Plan, and may change such designation at any time by written notice to the Company.

    5.2 Effective Date

    For the purpose of determining the period of a Participant's participation, the effective date of such participation shall be the first day of the month in which the first authorized salary reduction from the Participant's salary is made. The effective date for resuming or beginning salary reductions after a suspension shall be the first day of the month following the end of the suspension period.

    5.3 Salary Reduction Agreement

         5.3.1 A Participant may authorize the Company to make contributions on the Participant's behalf on a before-tax basis, through a written salary reduction agreement, in whole percentage points of 1% to 16% of the Participant's Base Pay in excess of the Code section 401(a)(17) limit ($160,000 for 1997) and annual bonus. The same percentage shall apply to both Base Pay in excess of the Code section 401(a)(17) limit and to the annual bonus.

         5.3.2 Salary reduction agreements for the initial Plan Year must be completed by the Participant and received by the Company before the Participant has received Base pay in excess of $160,000. For all subsequent Plan Years, salary reduction agreements must be received by the Company before December 31 of the previous year.

         5.3.3 Unless changed or suspended as described in Sections 5.4 and 5.5, the percentage designated by a Participant upon joining the Plan shall be applied thereafter to the Participant's Base Pay in excess of the Code section 401(a)(17) limit, and to the Participant's annual bonus, as such amounts change from time to time.

         5.3.4 Notwithstanding Section 5.3.1, if a Participant is designated as eligible for a deferred bonus arrangement, such Participant may authorize the Company to make contributions on the Participant's behalf on a before-tax basis, through salary reduction, in an amount equal to 100% of the Participant's annual bonus. Such contributions shall be credited to the Participant's Account in the year in which the bonus would otherwise be payable to the Participant.

    5.4 Change in Amount of Salary Reduction

    A Participant may make a change in his rate of savings annually by authorizing a change in his salary reduction percentage. A new enrollment form must be completed by each Participant prior to the beginning of each new Plan Year. A Participant's election is irrevocable for the Plan Year to which it pertains.

    5.5 Suspension of Salary Reduction

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    Notwithstanding anything herein to the contrary, if, after other required and authorized salary reductions have been made in a payroll period, there is insufficient money available in a Participant's pay to permit the Participant's salary reduction, the salary reduction agreement shall automatically be suspended for that payroll period.


                                ARTICLE VI

                        CONTRIBUTIONS TO THE PLAN
                        -------------------------

6.1 Participant Contributions

    For each payroll period, the Company, on behalf of each Participant who has authorized before-tax savings pursuant to Section 5.3, will notionally credit the Account of a Participant in an amount equal to the Participant's deferral contributions made under Section 5.3. Such notional contributions shall be allocated to the Participant's Tax-Deferred Account on a monthly basis.

    6.2 Company Matching Contributions.  The Company shall match
Participant Contributions by contributing Deferred Stock Shares to the Participant's Matching Account. The number of Deferred Stock Shares to be contributed shall be determined as follows:

         6.2.1 Rohm and Haas Employees. The number of Deferred Stock Shares to be contributed shall be 60% of the amount determined by dividing the lesser of (i) the Participant's contributions for the year, or (ii) 6% of the Participant's compensation taken into account under Section 5.3.1, by the Fair Market Value of Rohm and Haas common stock on the date the contribution is allocated.

         6.2.2 Shipley Employees. The number of Deferred Stock Shares to be contributed shall be 120% of the amount determined by dividing the lesser of (i) the Participant's contributions for the year, or (ii) 3% of the Participant's compensation taken into account under Section. 5.3.1, by the Fair Market Value of Rohm and Haas common stock on the date the contribution is allocated.


                                 ARTICLE VII

                   INVESTMENT OF PARTICIPANT CONTRIBUTIONS
                   ---------------------------------------


    7.1 Participant Contributions. Subject to Section 8.3 the contributions allocated to a Participant's Tax-Deferred Account will be notionally invested in the same investment funds as such Participant has elected for investment of his Savings Plan account. Notwithstanding the foregoing, a Participant may not invest any portion of the Tax-Deferred Account in Rohm and Haas Company common stock. A change in a Participant's investment elections or a transfer of funds under the Savings Plan will also effect the same change under the Plan. Investment elections under this Article VII are notional only, and solely for the purpose of calculating the ultimate amount of a Participant's benefit hereunder. Actual investments, if any, by the Company to defray the costs of this Plan will be governed by Section 8.3.

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    7.2 Company Contributions.  All Company contributions allocated to a
Participant's Matching Account will be made in Deferred Stock Shares.


                               ARTICLE VIII

                   PARTICIPANT ACCOUNTS AND TRUST FUND
                   -----------------------------------

    8.1 The Administrative Committee shall maintain, or cause to be maintained, for each Participant a Matching Account and a Tax-Deferred Account. Notional amounts equal to a Participant's salary reductions contributed by the Company shall be allocated to the Participant's Tax-Deferred Account, and Deferred Stock Shares contributed by the Company shall be allocated to a Participant's Matching Account.

    8.2 The notional amount credited to a Participant's Account will be reduced by the amount withdrawn.

    8.3 Notwithstanding Article VII, the Trustees shall establish a rabbi trust for the Plan and direct the investment of the Trust Fund. The actual investment of the Trust Fund need not correspond to actual Participant elections under Section 7.1. As of each Valuation Date, the Trustees will determine the value of each Savings Fund, including Income thereon. The Trustees shall also value the Trust Fund as of such valuation date, and report to the Company the difference between the Trust Fund's actual value and the Savings Fund's value, as derived from the investment elections by Participants.


                                ARTICLE IX

                                 VESTING
                                 -------

    9.1 A Participant shall at all times be 100% vested in all amounts credited to his Account.


                                ARTICLE X

                         DISTRIBUTION OF ACCOUNTS
                         ------------------------

    10.1 Timing of Distribution.

    Subject to the following provisions of this Article X, a Participant's Account shall generally be paid to the Participant or the Participant's Beneficiary in the event of one of the following:

         10.1.1 Separation From Service

         A Participant who has separated from service for any reason other than Retirement or death, shall receive a distribution of his or her Account in a lump sum as soon as administratively feasible following the Participant's separation from service.

         10.1.2 Participant's Death

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         If the Participant dies while employed, his or her Account shall be distributed to his or her Beneficiary as soon as administratively feasible following the Participant's death. All decisions upon questions of fact, in the determination of unnamed Beneficiaries, made by the Administrative Committee in good faith and based upon proof by affidavit or other evidence satisfactory to the Administrative Committee, shall be conclusive, and payment made in accordance therewith shall satisfy all liability hereunder.


         10.1.3 Payment Following Retirement

              10.1.3.1 The normal form of benefit shall be installment payments over a term of years equal to (1) in the case of an unmarried Participant, the Participant's life expectancy or (2) in the case of a married Participant, the joint life expectancies of the Participant and the Participant's spouse. The life expectancies to be used will be determined from tables issued by the Internal Revenue Service and will not be subject to recalculation after payments begin. The amount of the payment to be made each year (at intervals determined by the Administrative Committee) will be determined by multiplying the balance of the Participant's Account at the end of the previous year by a fraction, the numerator of which will be one (1) and the denominator of which will be the original term of years reduced by the number of years during which payments have already been made.

              10.1.3.2 In lieu of the normal form of benefit:

              (a) an unmarried Participant may elect to receive his or her distribution in either installment payments over a term of years selected by the Participant but not to exceed the Participant's life expectancy as determined under Section 10.1.3.1;

              (b) a married Participant may elect to receive his or her distribution in installment payments over a term of years selected by the Participant but not to exceed the joint life expectancies of the Participant and spouse as determined under Section 10.1.3.1; or

              (c) any Participant may elect to receive a distribution of his or her entire Account balance in a cash lump sum to paid at least 90 days but not more than 120 days after the Administrative Committee has received the Participant's election in writing. Any distribution under this Section 10.1.3.2(c) shall be subject to the following rules: (1) 100% of the value of the Participant's Account shall be paid to the Participant provided he or she makes such election within the 90 day period ending with his or her last day of employment; and (2) 90% of the value of the Participant's Account shall be paid to the Participant if he or she does not make such election within the 90 day period ending with his or her last day of active employment and the remaining 10% of such Participant's Account shall be irrevocably forfeited.

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         10.1.4 Change from Installment Payments to Lump Sum

         A Participant who has retired and begun receiving benefits in installment payments may, by filing a written election with the Administrative Committee, elect to receive 90% of the value of the Participant's Account, determined and paid 12 months after the date of the election, in full satisfaction of all further benefit entitlements under this Plan. Scheduled installments shall continue until the date of the lump sum payment.

    10.2 Form of Distribution.

         10.2.1 Tax-Deferred Account. Amounts from a Participant's Tax-Deferred Account shall be distributed in cash in accordance with
    Section 10.1.

         10.2.2 Matching Account. Deferred Stock Shares from a Participant's Matching Account shall be distributed as Company common stock shares in a amount equal to the number of whole Deferred Stock Shares, plus a cash payment equal to the Fair Market Value on the date of distribution of any fractional Deferred Stock Shares, credited to the Participant's Account on the date of distribution.


                                ARTICLE XI

                          IN-SERVICE WITHDRAWALS
                          ----------------------

    11.1 A Participant may withdraw all or a portion of his Account in a lump sum either without penalty upon giving 12 months notice to the Administrative Committee of such withdrawal, or, if less than 12 months notice is provided, by agreeing to forfeit 10% of the balance of the Account.


                               ARTICLE  XII

                               REEMPLOYMENT
                               ------------

    12.1 If a Participant's employment is terminated, and he or she is subsequently reemployed as an Employee eligible to participate in the Plan under Article IV, such eligible Employee may again participate in the Plan as of January 1 following his or her date of reemployment.


                               ARTICLE XIII

                        ADMINISTRATION OF THE PLAN
                        --------------------------

    13.1 The Administrative Committee will be responsible for the administration of the Plan and the Investment Committee will be responsible for the financial performance of the Plan. Members of the Administrative Committee shall be appointed by the Chief Executive Officer, or his or her designee. Members of the Investment Committee shall be appointed by the Board of Directors.

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    13.2 The Administrative Committee shall have the full responsibility to represent the Company and the Participants in all things it may deem necessary for the proper administration of the Plan. Subject to the terms of the Plan, the decision of the Administrative Committee upon any question of fact, interpretation, definition or procedure relating to the administration of the Plan shall be conclusive. The responsibilities of the Administrative Committee shall include the following:

         13.2.1 Verifying all procedures by which payments to Participants and their Beneficiaries are authorized;

         13.2.2 Deciding all questions relating to the eligibility of Employees to become Participants in the Plan;

         13.2.3 Interpreting the provisions of the Plan in all particulars;

         13.2.4 Establishing and publishing rules and regulations for carrying out the Plan;

         13.2.5 Preparing an individual record for each Participant in the Plan, which shall be available for examination by such Participant, the Investment Committee and its members, or other authorized persons; and

         13.2.6 Reviewing and answering any denied claim for benefits that has been appealed to the Administrative Committee under the provisions of Section 15.6.

    13.3 The following general provision shall govern the actions of either the Administrative or Investment Committee:

         13.3.1 The Committee shall choose a chairman from its members and shall appoint a secretary who shall keep minutes of the Committee's proceedings and shall be responsible for preparing such reports as may be advisable for the administration of the Plan. The Committee may employ and compensate such advisory, clerical, and other employees as it may deem reasonable and necessary to the performance of its duties.

         13.3.2 The action of the Committee shall be determined by a majority vote of all its members, except that no member of the Committee may vote on any question relating specifically to himself or herself.

         13.3.3 The members of the Committee shall serve without compensation for their services as such. All expenses of the Committee shall be paid by the Company.

         13.3.4 The chairman or the secretary of the Committee may execute any written direction on behalf of the Committee.

         13.3.5 The Committee may, at its discretion, allocate among its members or to other persons those functions and responsibilities which it deems advisable for the efficient and effective operation and management of the Plan.

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         13.3.6 Except as expressly provided, neither the Committee nor any member thereof shall be in any way subject to any suit or litigation or to any legal liability for any cause or reason or thing whatsoever in connection with the administration or financial performance of the Plan.


                                 ARTICLE XIV

                              FUTURE OF THE PLAN
                              ------------------

    14.1 The Company hopes and expects to continue the Plan indefinitely, but necessarily reserves the right at any time to reduce, suspend or discontinue payments to be made by it as provided hereunder. The Company reserves the right to amend or discontinue the Plan at any time.


                                ARTICLE XV

                            GENERAL PROVISIONS
                            ------------------

    15.1 The right of any Participant, or Beneficiary to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. Any trust, and any other fund, account, contract or arrangement that the Company chooses to establish for the future payment of benefits under this Plan to a Participant or Beneficiary shall remain part of the Company's general assets and no person claiming payments under the Plan shall have any right, title or interest in or to any such trust, fund, account, contract or arrangement.

    15.2 where appropriate, and wherever the singular is used, it shall be interpreted as including the plural.

    15.3 To the extent permitted by law, payments to and benefits under the Plan shall not be assignable, since they are primarily for the support and maintenance of the Participant after Retirement. To extent permitted by law, such payments and benefits shall not be subject to attachment by creditors of, or through legal processes against, any Participant or Beneficiary.

    15.4 Participation in the Plan shall not give any Employee the right to be retained in the service of the Company, nor any right or claim to annuity income unless such right has specifically accrued under the terms of the Plan.

    15.5 If any person entitled to receive any benefits hereunder is a minor, or is deemed by the Administrative Committee or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian, custodian or committee of such minor or incompetent, or they maybe paid to such persons who the Administrative Committee believes are caring for or supporting such minor or incompetent.

    15.6 Any Participant or Beneficiary who claims to be entitled to the payment of a benefit under the Plan, should bring the matter to the attention of the Company, normally through a local personnel department.
If a specific claim as to the amount of any benefit, the method of payment or any other matter under the Plan is denied, the claimant will be provided with a written notice, normally within 90 days of the date the claim was filed. The notice will include:

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         15.6.1 the specific reason or reasons for the denial;

         15.6.2 the specific reference or references to the Plan provisions on which the denial is based;

         15.6.3 a notice that the claimant or the claimant's duly authorized representative, any appeal the denial to the Administrative Committee within 60 days; and

         15.6.4 a description of any additional information or material necessary to perfect the claim and an explanation of the need for such material or information.

         In the event of an appeal, the claimant or the claimant's representative, may submit a written application for review of the denial, may examine documents relating to this Plan or the claim, and may submit written issues, comments, and documents. Such appeal will be promptly considered by the Administrative Committee.

    15.7 Except insofar as the law of Pennsylvania has been superseded by Federal law, Pennsylvania law shall govern the construction, validity and administration of this Plan.

    To record the adoption of this Plan, effective as of January 1, 1997, Rohm and Haas Company has caused its authorized officers to execute the Plan and to affix its corporate name and seal this _____ day of ________________, 1998.



[CORPORATE SEAL}                  ROHM AND HAAS COMPANY

Attest: _________________________ By:___________________________


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